                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-4 of Rainwire Partners, Inc. of our report dated June 20, 2002, relating to the financial statements of Oasis Group, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Braverman & Company, P.C.
Certified Public Accountants
Prescott, Arizona
July 23, 2002